                                                                     EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT


     THIS AGREEMENT, is entered into this 31st day of August, 1999, by and between Pinnacle Holdings Inc., a Delaware corporation (the "COMPANY") and Motorola, Inc., a Delaware corporation ("MOTOROLA").

     WHEREAS, pursuant to an Agreement for Purchase and Sale of Assets dated June 29, 1999, by and between Pinnacle Towers Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and Motorola (the "PURCHASE AGREEMENT"), the Company will issue shares of common stock, no par value, of the Company (the "COMMON STOCK") on the date hereof; and

     WHEREAS, the Company and Motorola desire to provide for the potential registration of the shares of Common Stock to be acquired by Motorola;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     "AFFILIATE" means any Person which directly or indirectly controls, or is controlled by, or is under common control with, the corporation or other entity specified. The term "control" means the possession, directly or indirectly, or in conjunction with others, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act (as defined herein).

     "COMMON STOCK" shall have the meaning set forth in the preamble to this Agreement and shall include any successor securities thereto.

     "COMPANY" shall have the meaning set forth in the preamble to this Agreement.

     "EXCHANGE ACT" shall have the meaning set forth in Section 2.3(h) hereof.

     "LEGAL EXPENSES" shall have the meaning set forth in Section 2.4 hereof.

     "PERSON" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust, joint venture or any other entity, organization, or division, including a government or political subdivision or an agency or instrumentality thereof.

     "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble of this Agreement.

     "REGISTRABLE SECURITIES" shall mean any and all of the following owned by Motorola or its Affiliates (a) subject to Section 2.6, the 418,520 shares of Common Stock being issued pursuant to the Purchase Agreement, or (b) any other security issuable upon the conversion or exercise of any security or which is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such securities.

     "REGISTRATION EXPENSES" shall have the meaning set forth in Section 2.4 hereof.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     "SELLING EXPENSES" shall have the meaning set forth in Section 2.4 hereof.

All capitalized terms not herein defined shall have the meanings assigned to them in the Purchase Agreement.


                                  ARTICLE II

                              REGISTRATION RIGHTS

     SECTION 2.1.  [INTENTIONALLY LEFT BLANK]

     SECTION 2.2.  INCIDENTAL REGISTRATION.  If the Company at any time
                   -----------------------
proposes to register its Common Stock under the Securities Act for sale to the public in a firm commitment underwritten public offering whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering Common Stock for sale by Motorola to the public), each such time it will give at least five (5) business days' prior written notice to Motorola of its intention to do so. Upon the written request of Motorola given within three (3) business days after receipt of any such notice to register any of its Registrable Securities (which request shall state the intended method of disposition thereof), the Company will cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by Motorola (in accordance with its written request) of such Common Stock so registered. In the event that Motorola has requested the registration of

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Common Stock pursuant to this Section, such Common Stock shall be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration. The amount of Registrable Securities timely requested by Motorola to be included in such an underwriting may be reduced on a pro rata basis only if the amount of Common Stock to be sold by the Company and any other security holders is also reduced on the same pro rata basis. This Section 2.2 shall terminate upon earlier to occur of the date (a) Motorola holds less than 210,000 shares of Registrable Securities, as adjusted pursuant to Section 2.6 and (b) three (3) years from the date hereof.

     SECTION 2.3.  REGISTRATION PROCEDURES AND EXPENSES. If and whenever the
                   ------------------------------------
Company is required by the provisions of Section 2.2 hereof to use its reasonable efforts to effect the registration of Registrable Securities under the Securities Act, the Company will, as reasonably promptly as possible:

          (a) prepare and file with the Commission a registration statement (which shall be on the form of general applicability which the Company is eligible to use under the Securities Act satisfactory to the managing underwriter selected as therein provided with respect to such securities and use its reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided) and take all actions reasonably requested by Motorola to facilitate the sale of all or such portion of the Registrable Securities;

          (b) notify Motorola of any request of the Commission for the amending or supplementing of such registration statement or prospectus and prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of distribution contemplated thereby (determined as hereinafter provided) and comply with the provisions of the Securities Act, its rules and regulations and any other governmental rules, regulations or requirements with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each seller such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus), and all amendments and supplements to such documents, as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

          (d) to the extent applicable, use its reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Registrable Securities shall reasonably request; provided,
                                                                     --------
     however, that the Company shall not for any such purpose be required to
     -------
     qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) immediately notify each seller under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (f) notify each seller of Registrable Securities participating in the disposition of such Registrable Securities of any stop order or other suspension of effectiveness of the registration or the initiation or threatening of any proceeding for that purpose;

          (g) make every reasonable effort to prevent the issuance of any stop order or to obtain the withdrawal of any such order or other suspension of the effectiveness of the registration statement at the earliest possible moment;

          (h) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a registration statement, deliver a copy of such document to each seller of Registrable Securities;

          (i) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement;

          (j) use reasonable efforts to list and keep listed all Registrable Securities covered by such registration statement on any national securities exchange or quotation system on which such Registrable Securities is then listed or quoted, if any; and

          (k) cause its subsidiaries to take all action necessary to effect the registration of Registrable Securities contemplated hereby, including filing any required financial information.

     For purposes of paragraphs (a) and (b) of this Section and Section 2.2 hereof, the period of distribution of Common Stock in a firm commitment underwritten public offering shall be deemed to extend until the later of the date each underwriter has completed the distribution of all Common Stock purchased by it and the termination of the period in which prospectuses must be delivered under Rule 174 promulgated under the Securities Act.

     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article II with respect to the Registrable Securities of Motorola that Motorola shall furnish to the Company in writing such information with respect to Motorola and the proposed distribution by Motorola as shall be reasonably necessary in order to effect the registration of Motorola's Registrable Securities and assure compliance with federal and applicable state securities laws.

     In connection with each registration pursuant to Section 2.2 hereof covering an underwritten public offering, the Company and Motorola agree to enter into such underwriting agreements, lock-up agreements, power of attorney and custody agreements and other agreements with the managing underwriter selected in the manner herein and other appropriate parties provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters, others and companies of the Company's size and investment stature, provided that, unless consented to by the Company, such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof.

     SECTION 2.4.  EXPENSES.  All expenses incurred by the Company in complying
                   --------
with Section 2.2 hereof, including, without limitation, all registration, qualification and filing fees, blue sky fees and expenses, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, escrow fees, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), but excluding any Selling Expenses, are herein called "REGISTRATION EXPENSES." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are herein called "SELLING EXPENSES." All fees and disbursements of counsel for the sellers of Registrable Securities incurred in connection with registration of such capital stock pursuant to Section 2.2 hereof are herein called "LEGAL EXPENSES."

     The Company will pay all Registration Expenses in connection with any registration statement filed pursuant to Section 2.1 or Section 2.2 hereof. All Selling Expenses with respect to Registrable Securities and Legal Expenses in connection with any registration statement filed pursuant to Section 2.2 hereof shall be borne by Motorola.

     SECTION 2.5.  INDEMNIFICATION.  In the event of a registration of any of
                   ---------------
the Registrable Securities of the Company under the Securities Act pursuant to
Section 2.2 hereof, the Company will indemnify and hold harmless each seller of such Registrable Securities thereunder, its affiliates and each Person, if any, who controls such entity, or any of its affiliates, within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act (a "CONTROLLING PERSON"), and the respective agents, employees, officers and directors of the seller, its affiliates and any controlling person of either the seller or its affiliates and to the extent it may be an affiliate or controlling person with respect to any registration of capital stock of the Company under the Securities Act other than pursuant to Section 2.2 hereof (the "SELLERS' INDEMNIFIED PARTIES"), against any and all losses, pending or threatened claims, damages or liabilities, joint or several (or actions in respect thereof), including, as incurred and without limitation, reasonable costs of investigating, preparing or defending any such claim or action ("LOSSES") to which such sellers' and underwriters' indemnified parties may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact made by the Company contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 2.2 hereof, any preliminary prospectus or final prospectus contained therein, any offering circular or other document, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not
                                   --------  -------
be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, amendment or supplement, in reliance upon and in conformity with information furnished by such seller in writing specifically for use in such registration statement or prospectus; provided, further, that as to any
                                           --------  -------
preliminary prospectus this indemnity agreement shall not inure to the benefit of any of the sellers' indemnified parties on account of any Loss, or action arising from the sale of any capital stock of the Company pursuant to Section
2.2 hereof to any Person by such seller if such seller failed to send or give a copy of the final prospectus (the "FINAL PROSPECTUS") filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act, as such Final Prospectus may be amended or supplemented, to that Person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in the Final Prospectus, unless such failure resulted from non-compliance by the Company with Section 2.3(c) hereof. The indemnities of the Company contained in this Section shall remain in full force and effect regardless of any investigation made by or on behalf of any sellers' indemnified party or underwriters' indemnified party or any opportunity therefor or any actual or constructive knowledge of any such Person and shall survive any transfer of Registrable Securities.

     In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 2.2 hereof, each seller of such Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company and each controlling person of the Company, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each controlling person of such underwriter against any and all Losses to which the Company or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 2.2, any preliminary prospectus or Final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if and only to the extent that any such Losses arise out of or are based upon an untrue statement or omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; provided, further, however, that the
                                           --------  -------  -------
liability of each seller hereunder
shall not exceed the net proceeds received by such seller from the sale of Registrable Securities covered by such registration statement.

     Promptly after receipt by an indemnified party hereunder of notice of the commencement or threatened commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section, or under this Section except to the extent actually prejudiced by such failure to notify. In case any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action
             --------  -------
include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. In no event, however, shall the indemnifying party be liable for fees and expenses of more than one counsel for the sellers' indemnified parties and one counsel for the underwriters' indemnified parties (in each case in addition to any local counsel) separate from their own counsel, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     The indemnifying party shall not be liable to indemnify any indemnified party for any settlement of any such action effected without the indemnifying party's consent, which consent shall not be unreasonably withheld. Furthermore, the indemnifying party shall not, except with the approval of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability in respect of such claim or litigation without any payment or consideration provided by each such indemnified party.

     If the indemnification provided for in this Section is unavailable to an indemnified party under the first or second paragraphs hereof in respect of any Losses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified parties in connection with the actions or inactions which resulted in such Losses. The relative fault of the Company on the one hand and of the sellers of securities and any other sellers participating in the registration statement on the other shall be determined by reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of securities or other sellers participating in the registration statement and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the sellers of securities agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro
                                                                          ---
rata allocation (even if the sellers of securities were treated as one entity
----
for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, no seller of securities shall be required to contribute any amount in excess of the net proceeds received by such seller from the sale of securities covered by the registration statement filed pursuant hereto. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     SECTION 2.6.  CHANGES IN COMMON STOCK.  If, and as often as, there are any
                   -----------------------
changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

     SECTION 2.7.  LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS.  From and
                   ---------------------------------------------
after the date hereof, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless such new registration rights, including, without limitation, standoff obligations, are subordinate to the registration rights granted Motorola hereunder.

     SECTION 2.8.  TRANSFER OF REGISTRATION RIGHTS.  The rights contained herein
                   -------------------------------
in favor of Motorola may be assigned by Motorola to any of its Affiliates.

                                  ARTICLE III

                                 MISCELLANEOUS

     SECTION 3.1.  SUCCESSORS AND ASSIGNS.  All covenants and agreements
                   ----------------------
contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     SECTION 3.2.  REQUIRED SECURITIES FILINGS.  The Company covenants that it
                   ---------------------------
will file the reports required to be filed by the Company under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder; and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell capital stock without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. The Company agrees to take all reasonable actions to have the Registrable Securities continued to be listed on the Nasdaq Stock Market following any public offering.

     SECTION 3.3.  NOTICES.  All notices, requests, demands and other
                   -------
communications hereunder shall be in writing and shall be, personally delivered or sent by facsimile transmission with confirming copy sent by overnight courier (such as Express Mail, Federal Express, etc.) and a delivery receipt obtained and addressed to the intended recipient as follows:

          (a)  If to Motorola:

                  Motorola, Inc.
                  1301 East Algonquin Road
                  Schaumburg, Illinois  60196-1065
                  Attention:
                  Telephone No.:  (847) 576-5012
                  Facsimile No.:  (847) 576-3628

                  With copies to:

                  Motorola, Inc.
                  1303 East Algonquin Road
                  Schaumburg, Illinois  60196-1065
                  Attention:  General Counsel
                  Telephone No.:  (847) 576-5012
                  Facsimile No.:  (847) 576-3628

          (b)  If to the Company:

                  Pinnacle Holdings Inc.
                  1549 Ringling Boulevard
                  Third Floor
                  Sarasota, Florida  34236
                  Attention:  Steve Day
                  Telephone No.:  (941) 364-8886
                  Facsimile No.:  (941) 364-8761

                  With copies to:

                  Holland & Knight LLP
                  400 North Ashley
                  Tampa, Florida  33601-1288
                  Attention:  Anderson L. Baldy, III
                  Telephone No.:  (813) 227-6520
                  Facsimile No.:  (813) 229-0134

Any party may change its address or add or change parties for receiving notice by written notice given to the others named above. Notices shall be deemed given as of the date of receipt.

     SECTION 3.4.  GOVERNING LAW; JURISDICTION.  This Agreement shall be
                   ---------------------------
interpreted in accordance with the substantive laws of the State of Delaware applicable to contracts made and to be performed wholly within said state. Except as set forth in Section 3.5, all disputes, legal actions, suits and proceedings arising out of or relating to this Agreement shall be brought in a federal district or state court located in Chicago, Illinois. Each party hereby consents to the jurisdiction of the federal district or state court in Chicago, Illinois. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any right to object on the basis that any dispute, action, suit or proceeding brought in the federal district or state court of Chicago, Illinois has been brought in an improper or inconvenient venue or forum.

     SECTION 3.5.  DISPUTES.
                   --------
          (a) The Company and Motorola mutually desire that friendly collaboration will develop between themselves. Accordingly, they shall try to resolve in a friendly manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereof.

          (b) (i) To the extent that any misunderstanding or dispute cannot be resolved agreeably in a friendly manner, the dispute will be mediated by a mutually acceptable mediator to be chosen by the Company and Motorola within forty-five (45) days after written notice by one of the parties demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, however, by mutual agreement, the Company and Motorola may postpone mediation until each has completed specified but limited discovery with respect to a dispute. The parties may also agree to attempt some other form of alternative dispute resolution

     ("ADR") in lieu of mediation, including by way of example and without limitation, neutral fact-finding or a mini-trial.

              (ii) Any dispute which the parties cannot resolve through negotiation, mediation or other form of ADR within six (6) months of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution. The use of any ADR procedures will not be construed under the doctrine of laches, waiver or estoppel to affect adversely the rights of either party. Nothing in this Section 15.11 will prevent either party from resorting to judicial proceedings if (A) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (B) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

          (c) Each of the Company and Motorola shall bear their own respective costs of mediation or ADR but the Company and Motorola agree to share the costs of the mediation or ADR equally.

     SECTION 3.6.  ENTIRE AGREEMENT AND AMENDMENTS.  This Agreement constitutes
                   -------------------------------
the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing. No amendment, modification or waiver shall be binding upon or effective with respect to any provision hereof without the prior written consent of Motorola and the Company.

     SECTION 3.7.  COUNTERPARTS.  This Agreement may be executed in
                   ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 3.8.  PARTIAL INVALIDITY.  In the event that any provision of this
                   ------------------
Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     SECTION 3.9.  REMEDIES.  In addition to any remedies set forth herein,
                   --------
Motorola shall be entitled to all other remedies, whether in law or in equity, which they, individually or as a group, may be entitled to, including, without limitation, temporary and/or permanent injunctive relief (without being required to post a bond).



                        *              *              *

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized officers, all as of the day and year first above written.


PINNACLE HOLDINGS INC.                  MOTOROLA, INC.


By:                                     By:
   -------------------------------         ---------------------------------
Its:                                    Its:
    ------------------------------          --------------------------------

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